Exhibit 99.1

Vascular Safety of Bioresorbable Scaffolds Made from Biomaterials Designed for Use In Interventional Cardiology Dr. Marian Rippy Rippy Pathology Solutions, Inc. Woodbury, Minnesota

Potential conflicts of interest Speaker's name: Marian Rippy, MS, DVM, PhD, Diplomate, ACVP I do not have any potential conflict of interest  I have the following potential conflicts of interest to report: Consultant: REVA Medical, Inc.

REVA’s Bioresorbable Coronary Scaffolds RESORB Trial 2007 Fantom™ 2014 and beyond ReZolve RESTORE I Trial 2011 ReZolve2 RESTORE II Trial 2013 Each Therapy is Based on the Unique Radiopaque Polycarbonate Polymers 7 Fr. / Bare 6 Fr. / DES 5 Fr. / DES

Key Compounds in REVA’s Polycarbonate Polymers Iodinated Desaminotyrosine (I2DAT) Tyrosine & Analogs Covalently bound iodine enables x-ray visibility of the entire scaffold I2DAT and the tyrosine/analogs are benignly cleared from body

ReZolve I2DAT I2DAT TY ReZolve2 Tyrosine I2DAT I2DAT Tyrosine Ethyl-Ester RESORB PEG PCL I2DAT Tyrosine Ethyl-Ester I2DAT TY PLx I2DAT Fantom™ Polycarbonate Polymer Evolution and Resorption Profile 5 Years 4 Years > 5 Years 3-4 Years Resorption

A Comprehensive Approach to Preclinical Safety Evaluations Study Type Material Safety ISO-10993 Tests of Polymer and Catheter Materials Device Performance and Biocompatibility  Scaffold Implants in Porcine Coronary Arteries Degradation and Resorption Porcine Coronary Arteries Rabbit Subcutaneous Disc Implants Absorption, Distribution, Metabolism and Excretion

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ISO-10993 Testing

IS0-10993 Test	Type of Test	Test Conclusion
10993-3 Genotoxicity	Bacterial Reverse Mutation Study	Non-Mutagenic and Non-Geneotoxic
	Mouse Peripheral Blood Micronucleus Study	Non-Geneotoxic
	In Vitro Chromosomal Aberration in Mammalian Cells	Non-Geneotoxic
10993-4 Interactions with Blood	ASTM Hemolysis study	Non-Hemolytic
	C3a Complement Activation Assay	Non-Activator
	SC5b-9 Complement Activation Assay	Non-Activator
	ASTM Partial Thromboplastin Time	Minimal Activator
10993-5 Cytotoxicity	ISO Elution Method	Non-Cytotoxic
10993-10 Sensitization	ISO Maximization Sensitization Study	Non-Sensitizing
10993-10 Irritation Reactivity	ISO Intracutaneous Study in Rabbits	Non-Irritating
10993-11 Systemic Toxicity	ISO Systemic Toxicity Study in Mice	Non-Toxic

Polar and nonpolar extracts were tested, where applicable.

Each Generation of Material Consistently Showed Biocompatibility

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Methodology to Assess Biocompatibility of Treated Coronary Vessels Light Microscopic Parameters % Endothelialization Injury Inflammation Multinucleated Giant Cells Residual Erythrocytes Fibrin Deposits Neovascularization Calcification Medial and Adventitial Necrosis/Hemorrhage (acute) Medial and Adventitial Fibrosis (chronic) Adventitial/Perivascular Inflammation Scanning Electron Microscopic Parameters Endothelialization Coverage Over Struts Between Struts Endothelialization Maturity Over Struts Between Struts Thrombus Inflammatory Cells

Polycarbonate Polymer Scaffolds Heal Safely 1 Month 12 Months 3 Months Demonstrated Biocompatibility and No Adverse Tissue Response to the Iodine-Containing Polymers All H&E images at 12.5x Mag.

Gradual Replacement of Polymer with Artery Tissue * Residual struts 400x Mag. H&E stain 12.5x Mag. at 46 Mos Toluidine blue stain 100x Mag.at 12 Mos * * 2500x Mag.

Degrading and Resorbing Struts (SEM Time Lapse) Non-Degraded >90% Resorbed Highly Degraded & Resorbing Proximal Staple Time ~ 4.5 Years Generalized Polymer Curves 0 - 3 Months 6 -24 Months 36 - 48 Months

Scaffold Resorption Confirmed by X-ray and Micro-CT Non-Degraded 90+% Resorbed Highly Degraded & Resorbing T=0 4.5 Yr 4 Yr

Summary of Polycarbonate Polymer Biocompatibility Feature Outcome Material Biocompatibility ISO-10993 tests demonstrate polymer safety Vascular Healing Biocompatible in porcine arteries throughout material life cycle Degradation & Resorption Safe and predictable Clinical Performance Polycarbonate therapies evaluated in patients are free of any iodine sensitivity

Introducing Fantom™

Fantom™ Breakthroughs Reinforced polymer enables 5Fr compatibility with thinner struts Maintains visibility of the entire scaffold Maintains material safety I2DAT TY PLx I2DAT Fantom™ I2DAT TY PLx I2DAT

Fantom™ Sirolimus-Eluting Bioresorbable Scaffold The next advance in bioresorbable scaffolds Micro-Computed Tomography Images of Scaffolds Still Inside the Porcine Coronary Arteries Thinner Radiopaque Struts Conformable to Vessel Geometry

Fantom™ 3-Month Tissue Response Struts well apposed to the artery wall Stains: Hematoxylin & Eosin (left) and Elastic Trichrome (right) 20X Mag.

Fantom™ 3-Month Tissue Response Stains: Hematoxylin & Eosin (left) and Elastic Trichrome (right) 100X Mag. No adverse reaction and elastic lamina well preserved

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Fantom™ Breakdown Products and Resorption


Fantom™
I_2DAT
I_2DAT
TY
PLx
Resorption
~3-4 Years
Mechanism
Hydrolysis
Radiolabel ADME study shows I2DAT is excreted
Naturally occurring in olive oil and excreted
Safely Metabolized

Safe Clearance with No Accumulation of the Degradation Products in Vital Organs

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Summary REVA Material Safety 10 year history of safe vascular use Demonstrated biocompatibility Benign tissue response through full degradation REVA Materials Provide full x-ray visibility Enable reduced strut profile with high flexibility Are easily modifiable for application-specific degradation

Collaborator / Pathology Lab Analysis Fred J Clubb DVM, PhD Director, Cardiovascular Pathology Laboratory